UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 6, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, ARCA biopharma, Inc.’s (the “Company”) wholly owned subsidiary, ARCA biopharma Colorado, Inc. (“ARCA Colorado”) is party to a Loan and Security Agreement, dated July 17, 2007, as amended on January 21, 2009, and as further amended on March 23, 2009, with Silicon Valley Bank (“SVB”) under which SVB has provided ARCA Colorado with a growth capital facility of $4.0 million dollars, to be used solely for working capital and to fund ARCA Colorado’s general business requirements. In August 2008, ARCA Colorado borrowed the full $4.0 million dollars available under the growth capital facility. No additional borrowings may be made under the facility.

On April 6, 2009, ARCA Colorado and SVB agreed to further amend the SVB credit facility by extending its maturity until April 17, 2009 pending the negotiation of definitive documents to amend the existing credit facility and extend the credit facility’s maturity date until December 1, 2010.

On April 10, 2009, the Company, ARCA Colorado and SVB entered into a Fourth Amendment to and Assumption of Loan and Security Agreement (the “Loan Agreement Amendment”) pursuant to which the maturity on the SVB credit facility was extended until December 1, 2010 and the Company agreed to assume and perform as a co-borrower all of ARCA Colorado’s obligations under the facility. In addition, the principal amount outstanding under the growth capital facility will bear interest at a rate of 4.25% per annum, unless the Company and ARCA Colorado fail to maintain the lesser of $10,000,000 or 100% of all of their invested cash balances in designated accounts with SVB, in which event, the interest rate will be permanently increased to a rate equal to SVB’s prime rate plus 2.0%, which shall be fixed as of the date such accounts fall below the thresholds.

The Company and ARCA Colorado also agreed to pledge to SVB restricted certificates of deposit (“CD’s”) issued by SVB, with the aggregate amount of the pledged CD’s varying from time to time depending on the aggregate amount of unrestricted cash maintained by the Company and ARCA Colorado with SVB. So long as the Company and ARCA Colorado maintain at least $20,000,000 in cash at SVB, no pledged CD is required. So long as the Company and ARCA Colorado maintain less than $20,000,000 but at least $15,000,000 in cash at SVB, the Company and ARCA Colorado are required to pledge CD’s to SVB in an aggregate amount equal to 33 1/3% of the then outstanding principal amount of the growth capital facility. So long as the Company and ARCA Colorado maintain less than $15,000,000 but at least $10,000,000 in cash at SVB, they are required to pledge CD’s to SVB in an aggregate amount equal to 66 2/3% of the then outstanding principal amount of the growth capital facility. Finally, for so long as they maintain less than $10,000,000 in cash at SVB, the Company and ARCA Colorado are required to pledge CD’s to SVB equal to 100% of the then outstanding principal amount of the growth capital facility.

The foregoing description of the Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated April 6, 2009, by and between ARCA biopharma Colorado, Inc. and Silicon Valley Bank.

10.2	Fourth Amendment to and Assumption of Loan and Security Agreement, dated April 10, 2009, by and between ARCA biopharma, Inc., ARCA biopharma Colorado, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

By:	/s/ Kathryn E. Falberg
Name:	Kathryn E. Falberg
Title:	Chief Financial Officer and Chief Operating Officer

Dated: April 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated April 6, 2009, by and between ARCA biopharma Colorado, Inc. and Silicon Valley Bank.

10.2	Fourth Amendment to and Assumption of Loan and Security Agreement, dated April 10, 2009, by and between ARCA biopharma, Inc., ARCA biopharma Colorado, Inc. and Silicon Valley Bank.